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                                                                    Exhibit 10.1

                                AMENDMENT NO. 6
                                    to the
                            GENESEE & WYOMING INC.
                            1996 STOCK OPTION PLAN

                            Effective May 23, 2000


    WHEREAS, Genesee & Wyoming Inc., a Delaware corporation (the "Company"), has established the Genesee & Wyoming Inc. 1996 Stock Option Plan, as heretofore amended (the "Plan"); and

    WHEREAS, deeming it appropriate and advisable so to do, and pursuant to
Section 19 of the Plan, the Board of Directors of the Company has authorized, approved and adopted the further amendments to the Plan set forth herein;

    NOW, THEREFORE, the Plan is hereby amended, effective May 23, 2000, as set forth below:

        1. A new Section "26. Cancellation and Rescission of Awards." of the Plan is hereby added to the Plan, to provide in its entirety as follows:

        "26.  Cancellation and Rescission of Awards.

              "(a) The Stock Option Committee shall have the authority, in its discretion and without limitation, to include in such agreements evidencing Options as it determines appropriate a provision that permits the Company to (i) cancel all unexercised Options granted to an Option grantee who enters into Competition (as hereinafter defined), and (ii) rescind the exercise of any Options exercised by an Option grantee (or his permitted transferee) within six months before the date that such Option grantee enters into Competition, if (x) the Option grantee voluntarily terminates his or her employment with the Company, or (y) the Company terminates the Option grantee's employment because the Option grantee has cooperated with a competitor of the Company contrary to the best interests of the Company.

              "(b) As used herein, the term `Competition' means the Option grantee's participation, whether as employee, consultant, investor or otherwise, directly or indirectly in any business which is or becomes competitive with the business of the Company or any of its affiliates. For the purpose of determining whether an Option grantee has engaged in Competition, or has cooperated with a competitor of the Company contrary to the best interests of the Company, the judgment of the chief executive officer of the Company shall prevail. For an Option grantee whose employment with the Company has terminated, the judgment of the chief executive officer shall be based on that person's position and responsibilities while employed by the Company, his or her post-employment responsibilities and position with the other business, the extent of past, current and potential competition or conflict between the Company and the other business, the effect on the Company's customers, suppliers and competitors, and such other considerations as are deemed
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       relevant by the chief executive officer given the applicable facts and circumstances.

              "(c) In the event that the chief executive officer so determines that an Option grantee has engaged in Competition, or has cooperated with a competitor of the Company contrary to the best interests of the Company, the Company shall have the discretion to cancel all unexercised Options granted to the Option grantee and to rescind all Options exercised within six months before the date that the Option grantee entered into Competition (or so cooperated with a competitor). In the case of cancellation of an unexercised Option, the cancellation shall be effective upon the giving of written notification of cancellation to the Option grantee, which notice shall be given within the period during which such Option would, by its terms, otherwise be exercisable. In the case of rescission, the Company shall notify the Option grantee in writing of any such rescission within six months after the date of termination of employment with the Company. Within ten days after receiving such notice from the Company, the Option grantee (or his permitted transferee) shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise. Such payment shall be made either in cash or by returning to the Company the number of shares of Class A Common Stock that the Option grantee (or his permitted transferee) received in connection with the rescinded exercise.

              "(d) The written agreement evidencing the Options to be subject to the provisions of this Section 26 shall also include a covenant that during the term of the Option grantee's employment with the Company and for six months following termination of such employment, the Option grantee shall not engage in Competition. Such provision shall also state that the Company will be entitled to bring an action at law or equity to enforce the terms of such covenant.

              "(e) Notwithstanding any other provision hereof to the contrary, a retired Option grantee will not be deemed to be engaged in Competition if he or she purchases as an investment or otherwise, stock or other securities of a competitor business so long as such business is listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the business."

        2. Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.


    This Amendment No. 6 to the Genesee & Wyoming Inc. 1996 Stock Option Plan was authorized, approved and adopted by the Board of Directors of the Company on May 23, 2000.


                                        /s/ Thomas P. Loftus
                                      ----------------------------------------
                                      Thomas P. Loftus, Assistant Secretary

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